FUSION	Andrew Lewin
CONTACT:	212-972-2000
alewin@fusiontel.com

AnchorFree	Denis Hiller
CONTACT:	650-669-2772
denis@anchorfree.com

INVESTOR	BPC Financial Marketing
CONTACT:	John Baldissera
800-368-1217

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FOR IMMEDIATE RELEASE

Fusion Announces Partnership With AnchorFree To Market VoIP Services
To Users Of Large WI-FI Network

NEW YORK, March 7, 2006 - Fusion Telecommunications International, Inc. (AMEX: FSN), announced today that it has entered into a strategic partnership with the owner and operator of one of the largest free wireless Internet networks to promote its VoIP services to millions of Wi-Fi users. Under terms of the agreement with AnchorFree Inc. (“AnchorFree”), a leader in providing and aggregating free Wi-Fi access and wireless hotspot directory services in conjunction with MetroFreeFi.com, AnchorFree will promote Fusion’s efonica VoIP services on various of its websites, in its toolbars and on content pages. AnchorFree and MetroFreeFi.com attract millions of users each month.

AnchorFree has partnered with Wi-Fi providers and ISPs across the world and provides content to their customers. It generates revenue by utilizing proprietary software that monetizes Internet access. AnchorFree shares profit with its ISP and Wi-Fi business partners.

Matthew Rosen, President and COO of Fusion said, “We are very excited to have formed a partnership with AnchorFree and believe our agreement allows Fusion to expand its activity in the rapidly growing wireless Internet Access industry. Additionally, AnchorFree’s large user base, proprietary software and unique business model are an excellent fit with Fusion.”

"AnchorFree recognizes the significant opportunity in the VoIP marketplace. We believe Fusion’s VoIP services will be a very compelling offering to our existing customers, and are excited to add Fusion to our growing list of partners,” commented David Gorodyansky, President, AnchorFree Inc.

About AnchorFree:

AnchorFree provides consumers with the nation’s largest Free Wi-Fi network and online media content. AnchorFree’s network consists of individual Hotspots and large metropolitan districts that have free wireless broadband. AnchorFree has partnered with wireless providers and ISPs, enabling them to benefit from online eCommerce and media revenues. For more information please go to: http://www.anchorfree.com or http://www.metrofreefi.com.

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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